UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief of Staff and General Counsel.

On September 4, 2019, the Company’s Board of Directors (the “Board”) appointed Jonathan S. Wolin, age 58, as the Company’s Chief of Staff and General Counsel, effective as of September 1, 2019.  Mr. Wolin joined the Company in November 2018 as Chief Compliance Officer and Corporate Counsel of the Company and will continue to serve as Chief Compliance Officer.  Prior to joining the Company, Mr. Wolin served as an independent consultant advising clients on corporate compliance from June 2017 to November 2018, as Chief Administrative Officer of Braden Partners (d/b/a Pacific Pulmonary Services) from September 2016 to May 2017, as Chief Compliance Officer of Natera, Inc. from June 2015 to August 2016, and as Chief Compliance Officer of Braden Partners from September 2013 to May 2015.  There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Wolin.

Pursuant to the terms of the promotion letter entered by and between Mr. Wolin and the Company on September 6, 2019 modifying Mr. Wolin’s existing compensatory arrangements (the “Letter”), Mr. Wolin’s base salary increased to $280,800 from $260,000, and he is eligible for an annual target bonus of 40% of his base salary.  The Board also granted Mr. Wolin 43,500 stock options under the Company’s 2014 Stock Incentive Plan.  In addition, Mr. Wolin remains eligible to participate in the employee benefit plans that the Company offers its other employees.

In connection with his appointment, Mr. Wolin entered into the Company’s standard indemnification agreement which requires the Company, under the circumstances and to the extent provided for therein, to indemnify Mr. Wolin to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Mr. Wolin as a result of Mr. Wolin being made a party to certain actions, suits, proceedings and other actions by reason of the fact that Mr. Wolin is or was a director, officer, employee, consultant, agent or fiduciary of the Company.

The foregoing description of the terms of the Letter are qualified in their entirety by reference to the full text of the Letter, which is filed as Exhibit 10.1 hereto.

On September 9, 2019, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits

(d)               Exhibits

Exhibit No.	Description
10.1	Promotion Letter, dated September 6, 2019.
99.1	Press Release, dated September 9, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer & President

Date: September 9, 2019

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